UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 9, 2010

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On March 5, 2010, at an Annual Meeting of Stockholders, the following was approved:

(1)	The election of the following directors:

By holders of Common Stock:

Cort J. Dondero

By holders of Class B Stock:

David A. Air

E.J. Elliott

Marc G. Elliott

Randolph H. Fields

Edward A. Moses

(2)	The ratification of the selection of Moore Stephens Lovelace, P.A., independent certified public accountants, as auditors for the Company for the year ending September 30, 2010.

The total number of shares entitled to vote at this meeting was 8,079,872 shares of Common Stock and 1,532,998 shares of Class B Stock, and the tabulation of proxies was as follows:

Election of Director by Holders of Common Stock:

Name	For	Against or Withheld	Abstentions	Non-votes
Cort J. Dondero	2,466,666	230,986	-0-	5,382,220
Election of Directors by Holders of Class B Stock:
Name	For	Against or Withheld	Abstentions	Non-votes
David A. Air	1,509,238	-0-	-0-	23,760

E.J. Elliott	1,509,238	-0-	-0-	23,760

Marc G. Elliott	1,509,238	-0-	-0-	23,760

Randolph H. Fields	1,509,238	-0-	-0-	23,760

Edward A. Moses	1,509,238	-0-	-0-	23,760

Ratification of Appointment of Moore Stephens Lovelace, P.A. as Auditors for the Year Ending September 30, 2010:

For	Against or Withheld	Abstentions	Non-votes
7,977,702	227,634	114,736	1,292,798

No other business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

/s/ E.J. Elliott
E.J. Elliott
Chairman and Chief Executive Officer

March 9, 2010

/s/ L. Ray Adams
L. Ray Adams
Principal Financial and Accounting Officer

March 9, 2010